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IDS SELECTIVE FUND, INC.
Registration Number 2-10700/811-499

EXHIBIT INDEX

Exhibit  8    Custodian Agreement
Exhibit 11    Independent Auditors' Consent
Exhibit 17    Financial Data Schedules
Exhibit 19(b) Officers' Power of Attorney, dated Nov. 1, 1995